Second Quarter 2023 Earnings Presentation August 2023

Important Information Forward-Looking Statements This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, contained in this presentation are forward-looking statements, including, but not limited to, any statements regarding our estimates of number of gaming terminals, locations, revenues, Adjusted EBITDA, and capital expenditures. The words “predict,” “estimated,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” “continue,” and similar expressions or the negatives thereof are intended to identify forward looking statements. These forward-looking statements represent our current reasonable expectations and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We cannot guarantee the accuracy of the forward-looking statements, and you should be aware that results and events could differ materially and adversely from those contained in the forward looking statements due to a number of factors including, but not limited to: Accel's ability to successfully integrate its business with the business of Century and realize the full benefits of the Century acquisition; Accel’s ability to operate in existing markets or expand into new jurisdictions; Accel’s ability to manage its growth effectively; Accel’s ability to offer new and innovative products and services that fulf ill the needs of location partners and create strong and sustained player appeal; Accel’s dependence on relationships with key manufacturers, developers and third parties to obtain gaming terminals, amusement machines, and related supplies, programs, and technologies for its business on acceptable terms; the negative impact on Accel’s future results of operations by the slow growth in demand for gaming terminals and by the slow growth of new gaming jurisdictions; Accel’s heavy dependency on its ability to win, maintain and renew contracts with location partners; unfavorable macroeconomic conditions or decreased discretionary spending due to other factors such as increased interest rates, increased inflation, actual or perceived instability in the U.S. and global banking systems, high fuel rates, recessions, epidemics or other public health issues, terrorist activity or threat thereof, civil unrest or other economic or political uncertainties, that could adversely affect Accel’s business, results of operations, cash flows and financial conditions and other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (“SEC”). Accordingly, forward-looking statements, including any projections or analysis, should not be viewed as factual and should not be relied upon as an accurate prediction of future results. The forward-looking statements contained in this presentation are based on our current expectations and beliefs concerning future developments and their potential effects on Accel. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in the Annual Report on Form 10-K filed by Accel with the SEC, as well as Accel’s other filings with the SEC. Except as required by law, we do not undertake publicly to update or revise these statements, even if experience or future changes make it clear that any projected results expressed in this or other presentations or future quarterly reports, or company statements will not be realized. In addition, the inclusion of any statement in this presentation does not constitute an admission by us that the events or circumstances described in such statement are material. We qualify all of our forward-looking statements by these cautionary statements. In addition, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors including those described in the section entitled “Risk Factors” in the Annual Report on Form 10-K filed by Accel with the SEC, as well as Accel’s other filings with the SEC. These and other factors could cause our results to differ materially from those expressed in this presentation. Industry and Market Data Unless otherwise indicated, information contained in this presentation concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity, and market size, is based on information from various sources, on assumptions that we have made that are based on those data and other similar sources, and on our knowledge of the markets for our services. This information includes a number of assumptions and limitations, and you are cautioned not to give undue weight to such information. In addition, projections, assumptions, and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the Annual Report on Form 10-K filed by Accel with the SEC, as well as Accel’s other filings with the SEC. These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us. Use of Non-GAAP Financial Measures This presentation includes non-GAAP financial measures, including Adjusted EBITDA, Adjusted net income, and Net Debt. Adjusted EBITDA is defined as net income plus amortization of intangible assets and route and customer acquisition costs; (gain) loss on change in fair value of contingent earnout shares; stock-based compensation expense; other expenses, net; tax effect of adjustments; depreciation and amortization of property and equipment; interest expense; emerging markets; and income tax expense. Adjusted net income is defined as net income plus amortization of intangible assets and route and customer acquisition costs; (gain) loss on change in fair value of contingent earnout shares; stock-based compensation expense; other expenses, net; and tax effect of adjustments. Net Debt is defined as debt, net of current maturities plus current maturities of debt less cash and cash equivalents. Management believes that these non-GAAP measures of financial results enhance the understanding of Accel’s underlying drivers of profitability and trends in Accel’s business and facilitate company-to-company and period-to period comparisons, because these non-GAAP financial measures exclude the effects of certain non-cash items or represent certain nonrecurring items that are unrelated to core performance. Management of Accel also believes that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance and to evaluate Accel’s ability to fund capital expenditures, service debt obligations and meet working capital requirements. See the slide entitled “Non-GAAP to GAAP Reconciliation” on page 9 for additional information. 2

Accel at a Glance

High Quality Service Company in Gaming Vertical



As of June 30, 2023, Accel owned and operated 23,759 terminals across 3,655 locations in Illinois, Montana, and Nevada

Strong Track Record of Growth



Average Daily Net Gaming Revenue[(1)]
($ in thousands)
$458
$658
$882
$1,125
$1,383
$2,030
$2,534
$3,077
2016
2017
2018
2019
2020
2021
2022
2023 YTD

Contracted, Recurring Revenue


Long, recurring agreements


Continued strong customer engagement


Firm backlog of contracted locations waiting to go-live

Disciplined Stewards of Capital


Balance sheet strength

Conservative net leverage

$285 million of Net Debt[(2)]


Authorized $200 million share repurchase[(3)]

1. Calculated as Net Gaming Revenue in the period divided by the number of operational days. There were 217 and approximately 347 operational days for the years ended December 31, 2020 and 2021, respectively.
2. Calculated as of June 30, 2023. Net Debt is a non-GAAP financial measure that may not be comparable to other similarly titled measures of other companies. Accel does not consider this Non-GAAP measure in isolation or as an alternative to similar financial measures determined in accordance with GAAP. For more information with respect to this Non-GAAP financial measure, see page 2 "Use of Non-GAAP Financial Measures," and for a reconciliation of this measure to its most directly comparable GAAP measure, see page 9 "Non-GAAP to GAAP Reconciliation."
3. On November 22, 2021, the Company's Board of Directors approved a share repurchase program of up to $200 million of shares of its Class A-1 common stock. The timing and actual number of shares repurchased will depend on a variety of factors, including price, general business and market conditions, and alternative investment opportunities. Under the repurchase program, repurchases can be made from time to time using a variety of methods, including open market purchases or privately negotiated transactions, in compliance with the rules of the United States SEC and other applicable legal requirements. The repurchase program does not obligate the Company to acquire any particular amount of shares, and the repurchase program may be suspended or discontinued at any time at the Company's discretion. As of June 30, 2023, the Company has purchased a total of 9,709,175 shares under the plan at a cost of $100 million, of which 887,174 shares at a cost of $8 million were purchased during the quarter ended June 30, 2023.

ACEL LISTED NYSE
ACCELENTERTAINMENT.
3

Recent Highlights • Q2 2023 Revenue and Adjusted EBITDA were all-time records for Accel − Revenue of $293 million, an increase of 28% compared to Q2 2022 − Adjusted EBITDA of $47 million, an increase of 9% compared to Q2 2022 − Illinois Q2 2023 same store sales(1) grew 0.4% compared to Q2 2022 • Repurchased $8 million of Accel A-1 Common Stock in Q2 2023 and $100 million since the repurchase program was announced in November 2021(2) • Reached a settlement to resolve the disciplinary complaint with the Illinois Gaming Board for $1.1 million, which is included in Net income and Adjusted EBITDA in our Q2 2023 results 4 1. Calculated as the change in Hold-per-day (HPD). HPD is calculated by dividing the difference between cash deposited in all gaming terminals at each licensed establishment and tickets issued to players at each licensed establishment by the number of locations in operation each day during the period being measured. 2. On November 22, 2021, the Company’s Board of Directors approved a share repurchase program of up to $200 million of shares of its Class A-1 common stock. The timing and actual number of shares repurchased will depend on a variety of factors, including price, general business and market conditions, and alternative investment opportunities. Under the repurchase program, repurchases can be made from time to time using a variety of methods, including open market purchases or privately negotiated transactions, in compliance with the rules of the United States SEC and other applicable legal requirements. The repurchase program does not obligate the Company to acquire any particular amount of shares, and the repurchase program may be suspended or discontinued at any time at the Company’s discretion. As of June 30, 2023, the Company has purchased a total of 9,709,175 shares under the plan at a cost of $100 million, of which 887,174 shares at a cost of $8 million were purchased during the quarter ended June 30, 2023.

$35 $43 $41 $43$46 $47 Q1 Q2 Q3 Q4 2022 2023 $197 $228 $267 $278$293 $293 Q1 Q2 Q3 Q4 2022 2023 Accel Quarterly KPIs 1. Adjusted EBITDA is a non-GAAP financial measure that may not be comparable to other similarly titled measures of other companies. Accel does not consider this Non-GAAP measure in isolation or as an alternative to similar financial measures determined in accordance with GAAP. For more information with respect to this Non-GAAP financial measure, see page 2 “Use of Non-GAAP Financial Measures,” and for a reconciliation of this measure to its most directly comparable GAAP measure, see page 9 "Non-GAAP to GAAP Reconciliation.” Locations (#) Terminals (#) Revenue ($ in millions) Adjusted EBITDA(1) ($ in millions) 5 1 2 3 2022 I 2022 MT 2022 N 2023 I 2023 MT 2023 N 1 2 3 2022 I 2022 MT 2022 N 2023 I 2023 MT 2023 N

2023 Results

$ in millions

	Q2 2022	Q2 2023	% Change	YTD 2022	YTD 2023	% Change
Locations	3,489	3,655	5%	3,489	3,655	5%
Terminals	22,128	23,759	7%	22,128	23,759	7%
Revenue	$228	$293	28%	$425	$586	38%
Adj EBITDA[1]	$43	$47	9%	$78	$93	19%
CapEx[2]	$6	$20	212%	$13	$42	215%
Net Debt[3]	$282	$285	1%	$282	$285	1%

1. Adjusted EBITDA is a non-GAAP financial measure that may not be comparable to other similarly titled measures of other companies. Accel does not consider this Non-GAAP measure in isolation or as an alternative to similar financial measures determined in accordance with GAAP. For more information with respect to this Non-GAAP financial measure, see page 2 "Use of Non-GAAP Financial Measures," and for a reconciliation of this measures to its most directly comparable GAAP measure, see page 9 "Non-GAAP to GAAP Reconciliation."
2. Presented as cash spend.
3. Net Debt is a non-GAAP financial measure that may not be comparable to other similarly titled measures of other companies. Accel does not consider this non-GAAP measure in isolation or as an alternative to similar financial measures determined in accordance with GAAP. For more information with respect to this Non-GAAP financial measure, see page 2 "Use of Non-GAAP Financial Measures," and for a reconciliation of this measures to its most directly comparable GAAP measure, see page 9 "Non-GAAP to GAAP Reconciliation."

Note: Numbers may not total due to rounding. Percent change may not recalculate due to rounding.

ACEL LISTED NYSE
ACCELENTERTAINMENT.
6

Historical Financial Summary

$ in millions

	Twelve Months Ended December 31,				Three Months Ended June 30,		Q2 YoY Growth	Six Months Ended June 30,		YTD YoY Growth
	2019	2020	2021	2022	2022	2023		2022	2023	
No. of Locations	2,312	2,435	2,584	3,598	3,489	3,655	5%	3,489	3,655	5%
No. of Terminals	10,499	12,247	13,639	23,150	22,128	23,759	7%	22,128	23,759	7%
Net Gaming Revenue	411	301	706	925	218	278	27%	407	557	37%
Other Revenue	18	16	29	45	9	15	60%	18	29	62%
Gross Revenues	429	316	735	970	228	293	28%	425	586	38%
% YoY Growth	28%	(26%)	132%	32%		28%			38%	
Less: Cost of revenue (exclusive of amortization and depreciation expense shown below)[1]	(282)	(211)	(494)	(671)	(155)	(204)	32%	(288)	(409)	42%
Gross Profit	147	105	241	299	72	88	22%	137	176	29%
% Margin	34%	33%	33%	31%	32%	30%		32%	30%	
Less: G&A Expenses	(69)	(77)	(111)	(146)	(33)	(44)	35%	(64)	(87)	37%
EBITDA	77	28	130	153	40	44	11%	73	89	22%
Adjusted EBITDA[2]	80	34	140	162	43	47	9%	78	93	19%
% Margin	19%	11%	19%	17%	19%	16%		18%	16%	
% YoY Growth	25%	(57%)	312%	16%		9%			19%	
Less: Depreciation & amortization of property & equipment	(26)	(21)	(25)	(29)	(7)	(9)		(12)	(19)	
Less: Amortization of intangible assets and route and customer acquisition costs	(18)	(23)	(22)	(17)	(4)	(5)		(7)	(11)	
EBIT	33	(16)	83	106	30	29		53	60	
Less: Other expenses, net	(20)	(9)	(13)	(9)	(2)	(0)		(5)	(3)	
Less: Interest expense, net	(13)	(14)	(13)	(22)	(4)	(8)		(8)	(16)	
Less: Income tax benefit (expense)	(5)	17	(15)	(21)	(7)	(6)		(12)	(12)	
Less: (Loss) gain on change in fair value of contingent earnout shares[3]	(10)	8	(10)	20	6	(5)		9	(9)	
Less: (Loss) gain on change in fair value of warrants	(21)	13	--	--	--	--		--	--	
Less: Loss on debt extinguishment	(1)	--	(1)	--	--	--		--	--	
Reported Net Income (Loss)	(37)	(0)	32	74	22	10		38	19	
Adjusted Net Income	23	6	71	80	23	20		40	41	

1. Cost of Revenue consists of (i) taxes on net gaming revenue that is payable to the appropriate jurisdiction, (ii) licenses, permits and other fees required for the operation of gaming terminals and other equipment, (iii) location revenue share, which is governed by local governing bodies and location contracts, (iv) ATM and amusement commissions payable to locations, (v) ATM and amusement fees, and (vi) costs associated with the sale of gaming terminals.
2. Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures that may not be comparable to other similarly titled measures of other companies. Accel does not consider these non-GAAP measures in isolation or as an alternative to similar financial measures determined in accordance with GAAP.
3. (Loss) gain on change in fair value of contingent earnout shares represents a non-cash fair value adjustment at each reporting period end related to the value of these contingent shares. Upon achieving such contingency, shares of Class A-2 common stock convert to Class A-1 common stock resulting in a non-cash settlement of the obligation.
4. For more information with respect to these non-GAAP financial measures, see page 2 "Use of Non-GAAP Financial Measures," and for a reconciliation of each of these measures to their most directly comparable GAAP measure, see page 9 "Non-GAAP to GAAP Reconciliation."

Note: Numbers may not total due to rounding.

ACEL LISTED NYSE

ACCELENTERTAINMENT.

7

Accel Balance Sheet 8 Note: Numbers may not total due to rounding. $ in millions December 31, 2022 June 30, 2023 Assets Current Assets: Cash and cash equivalents $224 $233 Other current assets $75 $47 Total current assets $299 $281 Property and equipment, net $212 $236 Route and customer acquisition costs, net $18 $18 Location contracts acquired, net $189 $182 Goodwill $101 $102 Other assets $43 $45 Total assets $863 $863 Liabilities and Stockholders' Equity Current liab ilities: Short term debt and current maturities $23 $28 Accrued state and location gaming expense $24 $23 Other current liabilities $42 $42 Total current liabilities $90 $93 Long-term liab ilities: Long-term debt $519 $490 Contingent earnout share liability $23 $33 Other liabilities $52 $59 Total liabilities $684 $675 Total stockholders' equity $179 $189 Total liabilities and stockholders' equity $863 $863

Non-GAAP to GAAP Reconciliation

$ in millions

	Twelve Months Ended December 31,				Three Months Ended June 30,		Six Months Ended June 30,	
	2019	2020	2021	2022	2022	2023	2022	2023
Reported Net Income (Loss)	(37)	(0)	32	74	22	10	38	19
(+) Amortization of intangible assets and route and customer acquisition costs[1]	18	23	22	17	4	5	7	11
(+) Stock-based compensation[2]	2	6	6	7	2	3	4	4
(+) (Loss) gain on change in fair value of contingent earnout shares[3]	10	(8)	10	(20)	(6)	5	(9)	9
(+) (Loss) gain on change in fair value of warrants	21	(13)	–	–	–	–	–	–
(+) Other expenses, net[4]	20	9	13	9	2	0	5	3
(+) Tax effect of adjustments[5]	(11)	(10)	(11)	(8)	(2)	(2)	(5)	(5)
Adjusted Net Income	23	6	71	80	23	20	40	41
(+) Depreciation and amortization of property & equipment	26	21	25	29	7	9	12	19
(+) Interest expense, net	13	14	13	22	4	8	8	16
(+) Emerging markets[6]	–	1	3	3	1	0	1	(1)
(+) Income tax (benefit) expense	17	(7)	26	29	9	8	16	17
(+) Loss on debt extinguishment	1	–	1	–	–	–	–	–
Adjusted EBITDA	80	34	140	162	43	47	78	93

	Three Months Ended				Three Months Ended	
	March 31, 2022	June 30, 2022	Sep. 30, 2022	Dec. 31, 2022	March 31, 2023	June 30, 2023
Reported Net Income	16	22	22	13	9	10
(+) Amortization of intangible assets and route and customer acquisition costs[1]	4	4	5	5	5	5
(+) Stock-based compensation[2]	2	2	1	2	2	3
(+) (Loss) gain on change in fair value of contingent earnout shares[3]	(3)	(6)	(10)	(0)	5	5
(+) Other expenses, net[4]	3	2	3	1	3	0
(+) Depreciation & amortization of property & equipment	6	7	8	9	9	9
(+) Interest expense, net	4	4	6	8	8	8
(+) Emerging markets[6]	0	1	0	1	(1)	0
(+) Income tax expense	5	7	5	4	6	6
(+) Loss on debt extinguishment	–	–	–	–	–	–
Adjusted EBITDA	35	43	41	43	46	47

	June 30, 2022	June 30, 2023
Debt, net of current maturities	479	490
(+) Current maturities of debt	23	28
(-) Cash and cash equivalents	(220)	(233)
Net Debt	282	285

1. Amortization of intangible assets and route and customer acquisition costs consist of upfront cash payments and future cash payments to third-party sales agents to acquire the location partners that are not connected with a business acquisition, as well as the amortization of other intangible assets. We amortize the upfront cash payment over the life of the contract, including expected renewals, beginning on the date the location goes live, and recognize non-cash amortization charges with respect to such items. Future or deferred cash payments, which may occur based on terms of the underlying contract, are generally lower in the aggregate as compared to established practice of providing higher upfront payments, and are also capitalized and amortized over the remaining life of the contract. Future cash payments do not include cash costs associated with renewing customer contracts as we do not generally incur significant costs as a result of extension or renewal of an existing contract. Location contracts acquired in a business combination are recorded at fair value as part of the business combination accounting and then amortized as an intangible asset on a straight-line basis over the expected useful life of the contract of 15 years. "Amortization of intangible assets and route and customer acquisition costs" aggregates the non-cash amortization charges relating to upfront route and customer acquisition cost payments and location contracts acquired, as well as the amortization of other intangible assets.
2. Stock-based compensation consists of options, restricted stock units, and performance-based restricted stock units.
3. Loss (gain) on change in fair value of contingent earnout shares represents a non-cash fair value adjustment at each reporting period end related to the value of these contingent shares. Upon achieving such contingency, shares of Class A-2 common stock convert to Class A-1 common stock resulting in a non-cash settlement of the obligation.
4. Other expenses, net consists of (i) non-cash expenses including the remeasurement of contingent consideration liabilities, (ii) non-recurring lobbying and legal expenses related to distributed gaming expansion in current or prospective markets, and (iii) other non-recurring expenses.
5. Calculated by excluding the impact of the non-GAAP adjustments from the current period tax provision calculations.
6. Emerging markets consist of the results, on an Adjusted EBITDA basis, for non-core jurisdictions where our operations are developing. Markets are no longer considered emerging when we have installed or acquired at least 500 gaming terminals in the jurisdiction, or when 24 months have elapsed from the date we first install or acquire gaming terminals in the jurisdiction, whichever occurs first. We currently view Iowa and Pennsylvania as emerging markets. Prior to April 2023, Nebraska was considered an emerging market. Prior to July 2022, Georgia was considered an emerging market.

Note: Numbers may not total due to rounding.

ACEL LISTED NYSE
ACCELENTERTAINMENT.
9